Exhibit 10.43(a)

                      INTEGRATED INFORMATION SYSTEMS, INC.

                    SEPARATION AGREEMENT AND GENERAL RELEASE

     This Separation Agreement and General Release (this "Agreement") is between William Mahan ("Employee") and INTEGRATED INFORMATION SYSTEMS, INC. (hereinafter "IIS"), dated the date set forth adjacent to Employee's signature.

     WHEREAS, Employee was employed by IIS. Employee and IIS desire to resolve all claims, disputes and causes of action which Employee, Employee's heirs, attorneys, executors, administrators and assigns have or may have against IIS.

     NOW, THEREFORE, the parties hereby agree as follows:

Section 1. Termination of Employment. The employment of Employee with IIS is terminated as of January 10, 2003 (the "Separation Date").

Section 2. Payment. In addition to all other wages and benefits which IIS has paid, IIS shall continue Employee's salary and benefits (as defined below) in effect as of the Separation Date for a period of two (2) months from the Separation Date (the "Separation Payments"), with all Separation Payments terminating on March 10, 2003. Benefits include and are limited to IIS' portion of the premiums for Employee's (including dependents) coverage under IIS' health care, life insurance, and dental plans. The Separation Payments shall be made on IIS' regularly scheduled pay periods. The Separation Payment is in consideration of (a) the covenants of Employee as set forth in this Agreement, and (b) the release of all claims, disputes and causes of action which Employee, Employee's heirs, attorneys, executors, administrators or assigns have or may have against IIS, its predecessors, or any other related entity, as set forth in
            Section 3 below. The Agreement is not effective nor will the Separation Payment be paid to Employee until after the Employee executes this Agreement.

Section 3. Release of IIS. In consideration of receipt by Employee of the matters in Section 2, supra, which Employee acknowledges is in addition to anything of value to which Employee is currently entitled, Employee, on behalf of Employee and Employee's heirs, attorneys, executors, successors, administrators and assigns, does hereby release, acquit and forever discharge IIS, and its respective successors, assigns, subsidiaries, divisions, affiliated companies and benefit plans and its respective present and former affiliates, directors, officers, fiduciaries, employees, agents, successors and assigns, from any and all liabilities, damages, causes of action and claims of any nature, kind or description whatsoever, whether accrued or to accrue, which Employee ever had, now has or hereafter may have against any of them, known or unknown, that are based on facts occurring the day of and prior to the day Employee executes this Agreement or the Separation Date, whichever is later, including, but not limited to, any claims under any state or federal law or statute, including, but not limited to, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Civil Rights Acts of 1964 and 1991, the Family and Medical Leave Act, any applicable workers' compensation law, and any claim (state tort, contract or otherwise), matter or action related to Employee's employment and/or affiliation with, or termination and separation from, IIS and its affiliates.

            The parties agree that the Employment Agreement dated November 28, 2001, is terminated upon the Separation Date and that all post-termination provisions of the Employment Agreement, including but not limited to those contained in the CONFIDENTIALITY, RETURN OF MATERIALS AND POST-TERMINATION RESTRICTIVE COVENANTS provisions, shall remain in effect and are binding upon Employee as further defined in the Employment Agreement.

Section 4. No Release of Vested Benefits. Notwithstanding anything in Section 3 hereof, Employee does not by this Agreement waive any rights Employee may have to vested benefits or account balances in any retirement plan which vested benefits or account balances, as the case may be, shall be paid over to Employee in accordance with the provisions of the respective plans. Employee shall remain on IIS's medical, dental and life insurance coverage through March 10, 2003, except to the extent that any medical and dental coverage is extended in accordance with the right of Employee to do so mandated under the Consolidated Omnibus Budget and Reconciliation Act of 1986.

Section 5. Confidentiality. As a material of inducement to IIS to enter into this Agreement, Employee represents and agrees that Employee will keep all terms of this Agreement completely confidential, and that Employee will not disclose any information concerning this Agreement to any person, including, but not limited to, any past, present or prospective employee of IIS. Employee further agrees that disclosure by Employee of the terms and conditions of this Agreement in violation of this Section constitutes a material breach of the Agreement.

Section 6. Acknowledgments. Employee acknowledges, represents and agrees, in compliance with the Older Workers Benefit Protection Act:

            (i) that Employee has been fully informed and is fully aware of Employee's right to discuss any and all aspects of this matter with an attorney of Employee's choice;

            (ii) that Employee has carefully read and fully understands all of the provisions of this Agreement;

            (iii) that Employee has been offered twenty-one (21) days within which to consider this Agreement before executing it and has elected to waive such time period;

            (iv) that Employee has a full seven (7) days following the execution of this Agreement to revoke this Agreement and has been and is hereby advised in writing that this Agreement shall not become effective or enforceable until the revocation period has expired; and

            (v) that Employee accepts the terms of this Agreement as fair and equitable under all the circumstances and voluntarily executes this Agreement.

Section 7. Non-Disparagement. Employee agrees to refrain from making any statements that are critical or derogatory of any IIS operation or about any employee of IIS. This restriction shall apply to any statement, written or oral, direct or indirect, voluntarily made.

Section 8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona. Both parties hereby irrevocably submit to the exclusive jurisdiction of any federal or state court in Maricopa County, State of Arizona, in any lawsuit, action or proceeding arising out of or relating to this Agreement, and the parties hereto hereby irrevocably agree that all claims in respect to such lawsuit, action or proceeding may be heard and determined in such court.

Section 9. Savings Clause. If any provision of this Agreement is invalid under applicable law, such provision shall be deemed to not be a part of this Agreement, but shall not invalidate any other provision hereby.

WILLIAM MAHAN("Employee")                                 INTEGRATED INFORMATION
                                                          SYSTEMS, INC. ("IIS")

/s/ William Mahan                                         By: /s/ Jill Clark
Employee Signature

Date: January 17, 2003                                    Title: HR Director

Final Date for Revocation: January 24, 2003               Date: January 17, 2003
(7 days after date of Agreement)

                                 ATTACHMENT "A"

                                 NON-REVOCATION
                        AS OF THE DATE SHOWN ON THIS FORM

            By signing below, I hereby verify that I have chosen not to revoke my agreement to and execution of the Settlement Agreement and General Release. My signature confirms my renewed agreement to the terms of that Agreement, including the release and waiver of any and all claims relating to my employment with the Employer and its successors, assigns, and affiliated companies, and/or the termination of that employment.

-----------------------------
WILLIAM MAHAN

/s/ William Mahan                            January 24, 2003
Employee Signature*                          Date*

*Do not sign, date, or return this document until seven (7) days after you sign the Separation Agreement and General Release.